EXHIBIT 99
For Immediate Release     CONTACT:

October 12, 2000         David Hargreaves (Investor Relations)
                         401-727-5300
                         Wayne S. Charness (News Media)
                         401-727-5983

          HASBRO ANNOUNCES PLANS TO IMPROVE PROFITABILITY

       EXPECTS SECOND HALF RESULTS TO BE BELOW EXPECTATIONS

Pawtucket, RI (October 12, 2000) - Hasbro, Inc. (NYSE:HAS) today announced initiatives to increase its focus on core businesses and improve profitability. These initiatives to enhance future earnings will result in charges against earnings primarily in the fourth quarter of 2000. The Company also announced that second half results, prior to these charges, will be below expectations reflecting soft demand for POKEMON toys in the U.S. and STAR WARS worldwide, continuing weakness in the interactive entertainment business, an ongoing shortage of electronic components, the strong U.S. dollar, and other external factors.

"Improving Hasbro's profitability is our highest priority," said Alan G. Hassenfeld, Chairman and Chief Executive Officer. "Our intellectual property portfolio of toy and game assets represents our crown jewels. With our new management team in place, led by Al Verrecchia, we are focusing more of our efforts on growing our own brands and new product development to enhance shareholder value by generating sustainable revenue and earnings growth."

"We have generated significant operating efficiencies and savings by consolidating our global manufacturing operations in recent years," said Alfred J. Verrecchia, President and Chief Operating Officer. "Now we must focus on the product development, sales and marketing, and administrative functions. Our first step is to close our toy facilities in Cincinnati, Ohio and in Napa and San Francisco, California, and to consolidate the U.S. toy group into Rhode Island. This will reduce fixed overhead, enhance our speed to market, and improve the product development process, helping us grow our core brands. We value our relationships with our key entertainment partners and recognize they will always be important. However, to generate sustainable revenue and earnings growth, we must reduce our reliance on licensed properties and improve our core profitability," Verrecchia explained.

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Page Two

In addition to consolidating the U.S. toy group, the Company plans significant overhead reductions in other areas to further reduce costs. Together, these moves are expected to eliminate approximately 500 to 550 positions worldwide, or approximately 5% of the Company's global workforce. Charges under these programs relate primarily to severance and lease terminations and are expected to be approximately $70 million pre-tax, primarily in the fourth quarter. In addition, the Company is assessing its 2001 product line and has yet to determine the impact of discontinued product lines and product lines with reduced expectations. This assessment is planned to be completed in the fourth quarter and may likely result in additional charges, primarily non-cash. Based upon management's experience, this additional amount could be in the range of $70 to $100 million pre-tax. These actions are expected to begin generating savings in the year 2001 and to payback in less than 3 years.

Prior to these profit improvement charges, the Company's second half results have been impacted by several challenges previously cited in July. POKEMON trading card games continue selling briskly worldwide, while POKEMON toy demand remains strong internationally but soft in the U.S. STAR WARS revenues are now expected to be minimal this year. While POO-CHI is still the best-selling interactive electronic puppy, some of the anticipated second-half new product introductions from Tiger Electronics have been delayed. External factors contributing to the anticipated shortfall in revenue and earnings include continued high oil prices that impact resin and transportation costs, the continued relative strength of the U.S. dollar, availability of electronic components, and the overall lackluster retailing environment. In addition, the interactive games business is not performing to already reduced expectations. However, the Company is exploring strategic alternatives for this business.

As a result, prior to the charges announced today, the Company expects to report third quarter earnings per share in the range of approximately $0.06 to $0.10. Under current market conditions, the Company's revised outlook for full-year 2000 earnings per share is in the range of $0.40 to $0.50 prior to restructuring and other charges. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for full-year 2000 are expected to be approximately $540 to $575 million, or $3.05 to $3.25 per share.

"I am confident we are making the right moves to help make
Hasbro leaner and more consistently profitable for our shareholders," Hassenfeld concluded.

The Company will webcast a conference call at 9:00 A.M. Eastern Time today to discuss the profit enhancement initiatives and earnings outlook. Investors and the media are invited to listen at http://www.hasbro.com (select "Investors & Media" from the home page, then click on the webcast icon).

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Page Three

Hasbro is a worldwide leader in children's and family leisure time and entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech. Both internationally and in the U.S., its PLAYSKOOL, TONKA, SUPER SOAKER, MILTON BRADLEY, PARKER BROTHERS, TIGER, HASBRO INTERACTIVE, MICROPROSE and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.


Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate", "believe", "could", "expect", "intend", "may", "planned", "potential", "should", "will" and "would". Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to, the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic conditions, including higher fuel prices and availability of electronic components, currency fluctuations and government regulation and other actions in the various markets in which the Company operates throughout the world; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's Profit Improvement Program or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and with respect to the Company's online game site initiative, technical difficulties in adapting games to online format and establishing the online game site that could delay or increase the cost of the site becoming operational; the acceptance by consumers of the games and other products and services to be offered at the site; competition from other online game sites and other game playing formats; and the fact online game revenues may not be sufficient to cover the significant advertising and other expenditures required or the support, service and product enhancement demands of online users. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

EBITDA (earnings before interest, taxes, depreciation and amortization) represents operating profit plus acquired in-process research and development, restructuring charges, depreciation and all amortization. EBITDA is not adjusted for all noncash expenses or for working capital, capital expenditures or other investment requirements and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. Thus, EBITDA should not be considered in isolation or as a substitute for net earnings or cash provided by operating activities, each prepared in accordance with generally accepted accounting principles, when measuring Hasbro's profitability or liquidity as more fully discussed in the Company's financial statements and securities filings.

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